                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                           ENCORE MEDICAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

        (1)  Title of each class of securities to which transaction applies:

             -------------------------------------------------------------------

        (2)  Aggregate number of securities to which transaction applies:

             -------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

             -------------------------------------------------------------------

        (4)  Proposed maximum aggregate value of transaction:

             -------------------------------------------------------------------

        (5)  Total fee paid:

             -------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount Previously Paid:

             -------------------------------------------------------------------

        (2)  Form, Schedule or Registration Statement No.:

             -------------------------------------------------------------------

        (3)  Filing Party:

             -------------------------------------------------------------------

        (4)  Date Filed:

             -------------------------------------------------------------------

                                 [Encore Logo]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 25, 2000

To our Stockholders:

     The 2000 annual meeting of stockholders of Encore Medical Corporation (the "Company") will be held at the offices of the Company, 9800 Metric Blvd., Austin, Texas 78758, on Thursday, May 25, 2000, beginning at 10:00 a.m. local time. At the meeting, stockholders will act on the following matters:

        (1) Election of three directors, each for a term of three years and one director to fill an unexpired term of one year;

        (2) Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal 2000; and

        (3) Any other matters that properly come before the meeting.

     Stockholders of record at the close of business on April 1, 2000 are entitled to vote at the meeting or any postponement or adjournment.

                                            By order of the Board of Directors,

                                            /s/HARRY L. ZIMMERMAN
                                            Harry L. Zimmerman
                                            Corporate Secretary

April 3, 2000
Austin, Texas

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About the Meeting...........................................    1
  What is the purpose of the annual meeting?................    1
  Who is entitled to vote?..................................    1
  Who can attend the meeting?...............................    1
  What constitutes a quorum?................................    1
  How do I vote?............................................    1
  Can I vote by telephone or electronically?................    1
  Can I change my vote after I return my proxy card?........    2
  How do I vote my 401(k) shares?...........................    2
  What are the Board's recommendations?.....................    2
  What vote is required to approve each item?...............    2
Stock Ownership.............................................    3
  Who are the largest owners of the Company's stock?........    3
  How much stock do the Company's directors and officers
     own?...................................................    4
Item 1 -- Election of Directors.............................    5
  Directors Standing for Election...........................    5
  Directors Continuing in Office............................    6
  Certain Legal Proceedings.................................    8
  Executive Officers........................................    9
  Executive Compensation....................................   11
     Report of the Compensation Committee on Executive
      Compensation..........................................   11
     Compensation Committee Interlocks and Insider
      Participation.........................................   12
     Executive Compensation Summary Table...................   13
     Option Grants during 1999..............................   14
     Option Exercises and Values for 1999...................   14
  Comparison of Cumulative Total Return.....................   15
Item 2 -- Ratification of Appointment of Independent
  Accountants...............................................   15
Other Matters...............................................   16

                                 [ENCORE LOGO]
                               9800 METRIC BLVD.

                              AUSTIN, TEXAS 78758

                        -------------------------------

                                PROXY STATEMENT
                        -------------------------------

     This proxy statement contains information related to the annual meeting of stockholders of Encore Medical Corporation (the "Company") to be held on Thursday, May 25, 2000, beginning at 10:00 a.m., at the Company's offices, 9800 Metric Boulevard, Austin, Texas 78758, and at any postponements or adjournments thereof.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the Company's annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors, and ratification of the Company's independent auditors. In addition, the Company's management will report on the performance of the Company during 1999 and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE?

     Only stockholders of record at the close of business on the record date, April 1, 2000, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 9,018,725 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you attend the meeting, you may deliver your completed proxy card in person.

CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

     No.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

HOW DO I VOTE MY 401(K) SHARES?

     If you participate in the Encore Orthopedics, Inc. 401(k) Plan, you may vote shares of common stock of the Company equivalent to the value of the interest credited to your account by instructing Wells Fargo Bank, N.A., the trustee of the plan, pursuant to the instruction card being mailed with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed instructions received by May 15, 2000. If you do not send instructions, the share equivalents credited to your account will be voted by the trustee in the same proportion that it votes share equivalents for which it did receive timely instructions.

     You may also revoke previously given voting instructions by May 15, 2000 by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors of the Company (the "Board"). The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

     - For election of the nominated slate of directors (see pages 5-6); and

     - For ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors (see page 15).

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     - Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     - Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

                                STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF THE COMPANY'S STOCK?

     The Company knows of only 5 persons (or entities) that are, as March 15, 2000, the beneficial owners of more than five percent (5%) of the Company's common stock, par value $0.001 per share (the "Common Stock"). They are:

NAME AND ADDRESS                                              NUMBER OF    PERCENT OF
OF BENEFICIAL OWNER                                            SHARES        CLASS
-------------------                                           ---------    ----------
Nick Cindrich(1)............................................  1,418,885      15.73%
  9800 Metric Blvd.
  Austin, TX 78758
CF Holdings, Ltd.(2)........................................  1,371,177      15.20%
  2628 Barton Hills Drive
  Austin, TX 78704
Sandor Turanyi..............................................    693,395       7.69%
  680 East Basse Road, Suite 317
  San Antonio, TX 78209
Lois Turanyi................................................    570,895       6.33%
  680 East Basse Road, Suite 317
  San Antonio, TX 78209
MVI AG......................................................    533,037       5.91%
  Erlenstrasse 4b
  Rotkreuz 6343
  Switzerland

---------------

(1) Includes Common Stock owned by CF Holdings, Ltd., of which Mr. Cindrich is a significant shareholder of the corporate general partner and a limited partner. Mr. Cindrich disclaims beneficial ownership of Common Stock held by CF Holdings, Ltd., except to the extent of his pecuniary interest therein.

(2) Includes Common Stock owned beneficially by Mr. Nick Cindrich.

HOW MUCH STOCK DO THE COMPANY'S DIRECTORS AND OFFICERS OWN?

     The following table shows the Common Stock ownership of (i) the Company's directors, (ii) the executive officers of the Company named in the Summary Compensation Table below, (iii) shareholders who are the beneficial owners of more than 5% of the Common Stock, and (iv) the directors and executive officers of the Company as a group, in each case as of March 15, 2000.

                               STOCK OWNERSHIP(1)

                                              AGGREGATE NUMBER OF        ACQUIRABLE WITHIN   PERCENT OF SHARES
NAME                                      SHARES BENEFICIALLY OWNED(1)      60 DAYS(2)          OUTSTANDING
----                                      ----------------------------   -----------------   -----------------
Nick Cindrich...........................           1,418,885                   366,425             19.02%
Craig L. Smith..........................              35,249                   399,389              4.61%
Harry L. Zimmerman......................                   0                   305,025              3.27%
Kenneth Ludwig, Jr. ....................              11,307                   298,090              3.32%
August Faske............................               6,992                   326,905              3.57%
Kenneth Davidson........................                   0                    35,108                 *
Dennis Enright..........................              30,941                    43,324                 *
John Abeles.............................             286,931                   194,500              5.23%
Jay Haft................................             141,250                   235,000              4.07%
Joel Kanter.............................              82,500                    30,000              1.24%
Richard Martin..........................                   0                    40,216                 *
Sandor Turanyi..........................             693,395                         0              7.69%
Lois Turanyi............................             570,895                         0              6.33%
MVI AG..................................             533,037                         0              5.91%
CF Holdings Ltd.........................           1,371,177                   276,425             17.73%
All Directors and executive officers as
  a group (17 persons)..................           2,051,166                 2,698,541             40.54%

---------------

 *  Represents less than 1% of the Company's outstanding common stock.

(1) The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Certain of the Company's directors and executive officers disclaim beneficial ownership of some of the shares included in the table, as follows:

     A.Mr. Cindrich is a significant owner of the corporate general partner and is a limited partner of CF Holdings, Ltd. and disclaims beneficial ownership of Common Stock held by CF Holdings, Ltd. except to the extent of his pecuniary interest therein.

     B.Dr. Abeles' stock is held by Northlea Partners, Ltd., a limited partnership of which Dr. Abeles is the general partner and the Abeles Family Trust is the sole limited partner. Dr. Abeles has sole voting and investment power with respect to such shares.

     C.Mr. Kanter's shares include 32,500 shares owned by Windy City, Inc. and 50,000 shares owned by the Kanter Family Foundation, a charitable not-for-profit corporation. Mr. Kanter is the President and a member of the Board of Directors for both Windy City, Inc. and the Kanter Family Foundation and has sole voting and investment control over said securities. Mr. Kanter disclaims any and all beneficial ownership of securities owned by either corporation.

(2) Reflects the number of shares that could be purchased by exercise of options or warrants available at March 15, 2000 or within 60 days thereafter under the Company's stock option plans or warrants granted.

     Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Company believes that all of the Company's directors and executive officers complied during 1999 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, except (i) Mr. Zimmerman did not file a Form 4 for December 1999 until early February 2000, and (ii) several officers and directors did not file their Form 4's relating to the $7 Warrant tender offer in January 1999 as required, but instead filed them in July 1999. All of these delinquent filings were as a result of an administrative oversight.

ITEM 1 -- ELECTION OF DIRECTORS

DIRECTORS STANDING FOR ELECTION

     The Board of Directors is currently divided into three classes, each having three-year terms that expire in successive years. The term of office of directors in Class III expires at the 2000 annual meeting. The Board of Directors proposes that the nominees described below, all of whom are currently serving as Class III directors, be re-elected to Class III for a new term of three years and until their successors are duly elected and qualified. The Board of Directors proposes that the nominee described below, who is currently serving as a Class III director, be elected to fill the unexpired term of one of the Class I directors who resigned during the year for a term of one year and until his successor is duly elected and qualified.

     Each of the Class III nominees has consented to serve a three-year term. The Class I nominee has consented to serve a one-year term. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

CLASS III DIRECTORS. The directors standing for election are:

NICHOLAS CINDRICH

     Mr. Cindrich, who founded Encore Orthopedics, Inc. ("Encore") in March 1992, served as its President from March 1992 until August 1992. From August 1992 through August 1994, Mr. Cindrich was self-employed as a business consultant. Since August 1994, he has served as the Chief Executive Officer and Chairman of the Board of Directors of Encore, and since March 1997, has served as the Chief Executive Officer and Chairman of the Board of the Company. Mr. Cindrich has over 25 years of experience in the medical device industry. He founded Encore after leaving Intermedics Orthopedics, Inc. ("Intermedics") where he had served as President from 1984 to 1991. From 1980 to 1984, Mr. Cindrich was the Group Vice President -- Operations for DePuy, Inc. In that position, he headed worldwide operations for one of the oldest full-line orthopedic companies. From 1969 to 1980, Mr. Cindrich held a series of positions at Zimmer, Inc., the last of which was Vice President of Manufacturing. Mr. Cindrich is 69 years old.

RICHARD MARTIN, PH.D.

     Dr. Martin was a director of Encore from February 1996 until March 1997 and became a director of the Company in March 1997. Dr. Martin is currently President of Medtronic Physio-Control, a position he has held since the merger of Physio-Control and Medtronic in September 1998. Prior to the merger, Dr. Martin served as Chairman and Chief Executive Officer of Physio-Control International Corporation, positions that he held since 1991. Prior to joining Physio-Control, Dr. Martin was Vice President -- Cardiovascular Business Development for Intermedics, Inc., in Angleton, Texas. He has also served as President and Chief Operating Officer of Positron Corporation in Houston, Texas, and held a variety of positions, culminating as President and Chief Operating Officer of Intermedics, Inc. of Freeport, Texas. Dr. Martin is a member of the Institute of Electrical and Electronic Engineers, the Association for Advancement of Medical Instrumentation, and the American Society for Engineering Education. He holds a B.S. in Electrical Engineering from Christian Brothers College (1962), a M.S. in Electrical Engineering from Notre Dame University
(1964) and a Ph.D. in Electrical/Biomedical Engineering from Duke University
(1978). Dr. Martin also serves on the Board of Directors of Maxxim Medical, Inc. and Cardio Dynamics, Inc., both of which are public companies. Dr. Martin is 59 years old.

JOEL S. KANTER

     Mr. Kanter was a director of Healthcare Acquisition Corp. ("HCAC") prior to the merger between Encore and Healthcare Acquisition, Inc., a wholly owned subsidiary of HCAC (the "Merger"), and has served as a Director of the Company since the Merger. Since June 1986, Mr. Kanter has served as President of Windy City, Inc., a small business investment company specializing in early stage venture capital. From 1995 through 1999, Mr. Kanter was also President and a Director of Walnut Financial Services, Inc., a venture capital and financial service firm listed on the Nasdaq National Market. Mr. Kanter currently serves as a director of several publicly traded companies including I-Flow Corporation, Magna-Labs, Inc., Mariner Post Acute Network, Inc., and THCG, Inc. Mr. Kanter earned a B.A. degree from Tulane University. Mr. Kanter is 42 years old.

CLASS I DIRECTOR. The following director is standing for election for an unexpired term of one year:

CRAIG L. SMITH, PH.D.

     Dr. Smith was a director of Encore from July 1992 until March 1997 and has been President since August 1992. He has served in these positions for the Company since March 1997. Dr. Smith first joined Encore as its Vice President of Research and Development in April 1992, with 10 years of experience in the medical device industry. From 1985 to April 1992, he served as Vice
President -- Research and Development for Intermedics. During this period, his responsibilities included product design, materials development and qualification, quality assurance, clinical studies and FDA product approval submissions. Dr. Smith also oversaw major research programs pertaining to the characterization of hydroxyl-apatite-coated implants and the characterization of bone growth factors derived from bovine sources. Dr. Smith serves on the Board of Spinal Dynamics, Inc., a private company. Prior to his experience with Intermedics, Dr. Smith served from 1982 to 1984 as Vice President -- Engineering for Carbomedics, Inc., a manufacturer of pyrolytic carbon coated heart valve components, and from 1972 to 1982 at General Atomic Co., where he did work producing and characterizing carbon coatings. Dr. Smith has a B.S. in Metallurgical Engineering from the University of Washington (1966) and a Ph.D. in Materials Science from Carnegie Mellon University (1971). Dr. Smith is 56 years old.

DIRECTORS CONTINUING IN OFFICE

CLASS I DIRECTOR. The term of office for the following Class I director will end at the 2001 annual meeting:

JOHN H. ABELES, M.D.

     Dr. Abeles was President, Treasurer and a director of HCAC prior to the Merger and has served as a Director of the Company since the Merger. From 1971 to 1975, Dr. Abeles was an executive with several major pharmaceutical companies in the United Kingdom and the United States, including Sterling Drugs (UK), Pfizer Labs and USV Pharmaceuticals (a division of Revlon Healthcare). From 1975 to 1980, he was an analyst in Kidder Peabody's healthcare research department. Since 1980, Dr. Abeles has been President of MedVest Inc., which has provided consulting services to, and has been active in the founding and financing of, emerging companies, principally in the healthcare industry. Dr. Abeles is currently a member of the Board of Directors of Oryx Technology Corporation, DUSA Pharmaceuticals, Inc., PharmaPrint Corporation and I-Flow Corporation. Dr. Abeles earned a M.B., Ch.B. from the University of Birmingham (England). Dr. Abeles is 54 years old.

     LaMar Laster, who was a Class I Director, resigned in January 2000. He resigned for personal reasons and did not resign because of a disagreement with the Company.

CLASS II DIRECTORS. The term of office for the following Class II directors will end at the 2002 annual meeting:

JAY M. HAFT

     Mr. Haft was Chairman of the Board and Secretary of HCAC prior to the Merger and has served as a Director of the Company since the Merger. He is Managing General Partner of Gen Am "1" Venture Fund, an international venture capital fund. Mr. Haft is also a Director of numerous public and private corporations, including Robotic Vision Systems, Inc. (OTC), NCT Group, Inc.
(OTC), DCAP, Inc. (OTC), PC Service Source, Inc. (OTC), DUSA Pharmaceuticals, Inc. (OTC), Oryx Technology Corp. (OTC) and Thrift Management, Inc. He serves as Chairman of the Board of NCT Group, Inc. He is currently of counsel to Parker Duryee Rosoff & Haft, in New York, New York. He was previously a senior corporate partner of such firm (1989-1994), and prior to that a founding partner of Wofsey, Certilman, Haft et al. (1966-1988). He has served as a member of the Florida Commission for Government Accountability to the People and is Treasurer of the Miami Ballet. Mr. Haft earned both his B.A. and J.D. degrees from Yale University. Mr. Haft is 64 years old.

DENNIS J. ENRIGHT

     Mr. Enright was a director of Encore from August 1994 until March 1997 and became a director of the Company in March 1997. Mr. Enright was employed by 3M as Staff Vice President -- Technology Development and had been with 3M from 1965 until he retired in 1995. Mr. Enright began his career as a product development engineer in the telecommunications area and then progressed to Technical Director, General Manager and then Division Vice President, a position in which he served for 12 years. Mr. Enright was elected to the Carlton Society, an internal 3M recognition for technical people. Mr. Enright has a Bachelor of Mechanical Engineering from the University of Minnesota (1961) and a Masters of Business Administration from the University of Minnesota (1968). He has been a board member of Associated Electronics of Mentor, Ohio; Japan Interconnect Systems (a joint venture with Nippon Steel), Tokyo, Japan; Precision Interconnect of Portland, Oregon; and Raycom of Denver, Colorado. Mr. Enright is 61 years old.

KENNETH W. DAVIDSON

     Mr. Davidson was a director of Encore from November 1996 until March 1997 and became a director of the Company in March 1997. Mr. Davidson has served as Chairman, President and CEO of Maxxim Medical, Inc. from November 1986 to the present. Previously, Mr. Davidson held various positions with Intermedics, Inc., Baxter Laboratories, and Merck & Co. Mr. Davidson presently serves on the Board of Directors and is the past President of Operation Rainbow, an international charity organization. Mr. Davidson also serves on the Board of Directors of Henley Healthcare, Inc., a public company with a focus on physical therapy and Bovie Medical Corp., a public company involved in electrosurgery. Mr. Davidson received a Bachelor of Science degree in Biology and Chemistry from Laurentian University, Sudbury Ontario, Canada. Mr. Davidson is 52 years old.

HOW ARE DIRECTORS COMPENSATED?

     Cash Compensation. Each Director is reimbursed his travel expenses for attending Board meetings. No other cash compensation is paid to the Directors.

     Options. Each nonemployee director receives a grant, on the date of the annual meeting for each year, of options to purchase 10,000 shares of Common Stock. For 1999, Messrs. Davidson, Enright, Haft, and Kanter and Drs. Abeles and Martin received grants under this plan. Each option grant, vesting in one year and having a 5-year term, permits the holder to purchase shares at the fair market value on the date of grant, which was $3.00 in the case of nonemployee director options granted in 1999.

HOW OFTEN DID THE BOARD MEETING DURING 1999?

     The Board of Directors met four times during 1999. Each director, except LaMar Laster, attended more than 75% of the total number of meetings of the Board and Committees on which he served.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     The Board of Directors has standing Compensation, Audit and Nominating Committees.

                           BOARD COMMITTEE MEMBERSHIP

                                                            COMPENSATION     AUDIT     NOMINATING
NAME                                                         COMMITTEE     COMMITTEE   COMMITTEE
----                                                        ------------   ---------   ----------
John H. Abeles, M.D.......................................                   *           *
Kenneth W. Davidson.......................................     *                         **
Dennis Enright............................................                  **           *
Jay M. Haft...............................................                   *
Joel S. Kanter............................................     *
Richard Martin............................................    **

---------------

  * Member

 ** Chairperson

     Compensation Committee. The Compensation Committee is charged with reviewing the Company's general compensation strategy; establishing salaries and reviewing benefit programs (including pensions) for the Chief Executive Officer; reviewing, approval, recommending and administering the Company's incentive compensation and stock option plans and certain other compensation plans; and approving certain employment contracts. In 1999, the Compensation Committee met three times.

     Audit Committee. The Audit Committee met two times during 1999. Its functions are to recommend the appointment of independent accountants; review the arrangements for and scope of the audit by independent accountants; review the independence of the independent accountants; consider the adequacy of the system of internal accounting controls and review any proposed corrective actions; review and monitor the Company's policies relating to ethics and conflicts of interests; and discuss with management and the independent accountants the Company's draft annual financial statements and key accounting and/or reporting matters.

     Nominating Committee. The Nominating Committee is responsible for soliciting recommendations for candidates for the Board of Directors, developing and reviewing background information for candidates, and making recommendations to the Board regarding such candidates. The Nominating Committee met once during 1999.

CERTAIN LEGAL PROCEEDINGS

     The Company is currently a defendant in a lawsuit styled Wright Medical Technologies, Inc. v. Encore Orthopedics, Inc., et al., C.A. No. 99CV4900(SSB), filed in the United States District Court of New Jersey. In this case, Wright Medical Technologies, Inc. ("Wright") alleges that Encore tortuously interfered with certain of Wright's contractual relationships and conspired to cause a former Wright sales person to breach its contract with Wright. Encore is actively and aggressively defending itself and does not believe that it has committed any act which would give rise to a finding that Encore is guilty of the charges leveled against it. The case is in the very preliminary stages and significant discovery and motions must still be undertaken.

                               EXECUTIVE OFFICERS

NICHOLAS CINDRICH, CHIEF EXECUTIVE OFFICER

     Mr. Cindrich, who founded Encore in March of 1992, served as its President from March 1992 until August 1992. From August 1992 through August 1994, Mr. Cindrich was self-employed as a business consultant. Since August 1994, he has served as the Chief Executive Officer and Chairman of the Board of Directors of Encore and since March 1997, has served as the Chief Executive Officer and Chairman of the Board of the Company. Mr. Cindrich has over 25 years of experience in the medical device industry. He founded Encore after leaving Intermedics where he had served as President from 1984 to 1991. From 1980 to 1984, Mr. Cindrich was the Group Vice President-Operations for DePuy, Inc. In that position, he headed worldwide operations for one of the oldest full-line orthopedic companies. From 1969 to 1980, Mr. Cindrich held a series of positions at Zimmer Inc., the last of which was Vice President of Manufacturing. Mr. Cindrich is 69 years old.

CRAIG L. SMITH, PH.D., PRESIDENT

     Dr. Smith was a director of Encore from July 1992 through March 1997 and has been President since August 1992. He has served in these positions for the Company since March 1997. Dr. Smith first joined Encore as its Vice President of Research and Development in April 1992, with 10 years of experience in the medical device industry. From 1985 to April 1992, he served as Vice
President -- Research and Development for Intermedics. During this period, his responsibilities included product design, materials development and qualification, quality assurance, clinical studies and FDA product approval submissions. Dr. Smith also oversaw major research programs pertaining to the characterization of hydroxyl-apatite coated implants and the characterization of bone growth factors derived from bovine sources. Prior to his experience with Intermedics, Dr. Smith served from 1982 to 1984 as Vice President -- Engineering for Carbomedics, Inc., a manufacturer of pyrolytic carbon coated heart valve components, and from 1972 to 1982 at General Atomic Co., where he did work producing and characterizing carbon coatings. Dr. Smith serves on the Board of Spinal Dynamics, Inc., a private company. Dr. Smith has a B.S. in Metallurgical Engineering from the University of Washington (1966) and a Ph.D. in Materials Science from Carnegie Mellon University (1971). Dr. Smith is 56 years old.

ROBERT BUCKLEY, JR., VICE PRESIDENT -- SALES AND MARKETING/RECONSTRUCTIVE AND TRAUMA PRODUCTS

     Mr. Buckley joined Encore in December 1997 with over 13 years of experience within the orthopedic device industry. He began his work at Encore as a Regional Sales Manager, then was promoted to Director of Sales in May 1998 and Vice President -- Sales and Marketing in December 1998. He worked previously for two of the industry's leaders -- Howmedica, then a division of Pfizer, from 1985 to 1992, and Intermedics from 1992 to 1997. In 1997, he served as Director of Sales and Marketing for Spinal Concepts, Inc., a start-up spinal implant company. Prior to his medical industry experience, Mr. Buckley served in the United States Navy for 20 years, retiring as a Lieutenant Commander from the Nurse Corps in 1985. Mr. Buckley is 51 years old.

JEAN-PAUL BURTIN, VICE PRESIDENT -- INTERNATIONAL SALES

     Mr. Burtin joined Encore in July 1998 as Director of International Sales and was promoted to Vice President -- International Sales in December 1998. With over 25 years experience in the medical device industry, Mr. Burtin has held a series of increasingly responsible positions including those of Vice President and General Manager with Rhone-Poulenc Group and Group Landanger Camus, both French, multinational medical product conglomerates. During this time, he accepted assignments in France, Switzerland, Canada, Brazil and the U.S. Mr. Burtin is 53 years old.

AUGUST FASKE, VICE PRESIDENT -- FINANCE AND CHIEF FINANCIAL OFFICER

     Mr. Faske joined Encore in April 1992 with four years experience in the orthopedics industry and a total of 24 years experience in finance and accounting. Prior to joining Encore, he served from 1988 to April 1992 as Vice President -- Finance and Controller for Intermedics. Prior to joining Intermedics, Mr. Faske was the Manager of Financial Accounting for Cooper Industries, Inc. and Internal Staff Auditor and Factory Accounting Manager for Hughes Tool Company. Mr. Faske has a B.B.A. in Accounting from Southwest Texas State University (1974). He is a Certified Public Accountant and is a member of the Texas Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Faske is 47 years old.

GREGORY J. KASEESKA, CPIM, VICE PRESIDENT -- OPERATIONS

     Mr. Kaseeska joined Encore in March 1993 as Materials Manager, with responsibilities for inventory control and production control. He became Vice President -- Operations in March 1998. Prior to arriving in Texas, Mr. Kaseeska was Materials Manager for Getner Communications Co., Inc. and HGM Medical Laser Co. both of Salt Lake City, Utah. He had previously served 23 years in the United States Air Force in the logistics field. He holds a M.S. in Management from Webster University (1986) and a B.S. in Business and Management from the University of Maryland (1982). He is also certified in Production and Inventory Management (CPIM) from the American Production and Inventory Control Society (APICS). Mr. Kaseeska is 53 years old.

KENNETH LUDWIG, JR., VICE PRESIDENT -- SALES AND MARKETING/SPINAL PRODUCTS

     Mr. Ludwig joined Encore in April 1992 with 11 years of medical device industry experience and a total of 18 years experience in medical products. Prior to joining Encore, he served as Group Product Manager, Director of Marketing and Vice President -- Marketing for Intermedics from 1984 to April 1992. At Intermedics, he oversaw general marketing and communications, product management, new product introduction, hospital cost containment analysis and bid negotiations. During 1991, he owned and operated an Intermedics sales agency in Arizona. From 1982 to 1984, he was Group Product Manager, PCA Knee at Howmedica, Inc. Mr. Ludwig has a B.S. in Biology from St. Lawrence University (1974). Mr. Ludwig is 48 years old.

J.D. WEBB, JR., VICE PRESIDENT -- RESEARCH AND DEVELOPMENT

     Mr. Webb joined Encore in April 1992 with nine years orthopedic industry experience. From 1988 to April 1992, he served as Manager -- Engineering, Director -- Product Development and Director -- Regulatory and Clinical Affairs at Intermedics. During that time, his responsibilities included product design and testing, quality assurance, clinical studies and FDA approval to market. Under his direction, Intermedics completed several development projects including the APRII and Collared Revision Hip Systems, the Unicondylar Natural Knee and the High Tibial Osteotomy System. From 1983 to 1988, Mr. Webb served as Development Engineer, Senior Development Engineer and Group Development Manager for Specialty Orthopedic Products at Zimmer, Inc. Mr. Webb holds a B.S. in Mechanical Engineering and a M.S. in Bioengineering from the University of Utah (1982 and 1983, respectively). Mr. Webb is 48 years old.

KATHY WIEDERKEHR, VICE PRESIDENT -- HUMAN RESOURCES

     Mrs. Wiederkehr joined Encore in 1995 as Director of Human Resources and was promoted to Vice President -- Human Resources in December 1998. Mrs. Wiederkehr has over 19 years experience in human resources. Prior to Encore, she was Director, Human Resources, Code Alarm, Inc. -- Tessco Division in Georgetown, Texas from September 1994 to December 1995 and Manager of Human Resources for Kewaunee Scientific from May 1991 to September 1994. She has also worked for Fortune 500 companies including Emerson Electric, Inc. and Cooper Industries, Inc. Mrs. Wiederkehr has a B.B.A. (with honors) in Marketing from the University of Texas at Austin (1976) and a M.B.A. (with honors) from the University of Texas at Austin (1990). Mrs. Wiederkehr is 45 years old.

HARRY L. ZIMMERMAN, VICE PRESIDENT -- LEGAL AFFAIRS AND INVESTOR RELATIONS, SECRETARY

     Mr. Zimmerman joined Encore in April 1994 with 12 years of experience in the private practice of corporate, real estate and tax law. From 1992 to April 1994, Mr. Zimmerman was associated with the law firm of Winstead Sechrest & Minick, P.C., a law firm based in Texas, where he was responsible for the corporate, tax and real estate practices. Mr. Zimmerman was a partner in the law firm of Bissex & Hedricks, P.C. from 1991 to 1992. He has a B.S. (with honors) in Economics from the Wharton School of the University of Pennsylvania (1977) and a J.D. (with honors) from the University of Texas School of Law (1982). He is also licensed as a Certified Public Accountant. Mr. Zimmerman is 44 years old.

                             EXECUTIVE COMPENSATION

     The following Report of the Compensation Committee and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graphs by reference therein.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for 1999.

WHAT IS THE COMPANY'S PHILOSOPHY OF EXECUTIVE COMPENSATION?

     The Company's compensation program for executives consists of three key elements:

     - A base salary

     - A performance-based annual bonus, and

     - Periodic grants of stock options

The Committee believes that this three-part approach best serves the interests of the Company and its stockholders. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances both the short-and long-term interests of stockholders. Under this approach, compensation for these officers involves a high proportion of pay that is "at risk" -- namely, the annual bonus and stock options. The variable annual bonus permits individual performance to be recognized on an annual basis, and is based, in significant part, on an evaluation of the contribution made by the officer to Company performance. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company's stockholders.

     Base Salary. Base salaries for the Company's executive officers other than the Chief Executive Officer, as well as changes in such salaries, are set by the Chief Executive Officer, taking into account such factors as competitive industry salaries; a subjective assessment of the nature of the position; the contribution and experience of the officer, and the length of the officer's service. The Chief Executive Officer reviews any salary recommendations with the Compensation Committee. The base salary for the Chief Executive Officer is set by the Compensation Committee.

     Annual Bonus. Annual bonuses for 1999 paid to executive officers of the Company were governed by the Company's Annual Bonus Performance Plan (the "Bonus Plan"). The Bonus Plan provides for performance-based bonuses for all employees of the Company who were with the Company for at least the last 3 months of 1999.

     Under the Bonus Plan, every employee is entitled to a bonus if certain preset income before taxes amounts are achieved. The base bonus is set as a percentage of an employee's salary and varies based on the employee's position in the Company. If the targeted earnings are exceeded, then the amount of the bonus is increased.

     Stock Options. Stock option grants may be made to executive officers upon initial employment, upon promotion to a new, higher level position that entails increased responsibility and accountability, in connection with the execution of a new employment agreement, and/or whenever the Compensation Committee or Board determines option grants are warranted. Using these guidelines, the Chief Executive Officer and the President, recommend the number of options to be granted, within a range associated with the individual's salary level, and presents this to the Compensation Committee for review and approval. The Chief Executive Officer and/or the President may make recommendations that deviate from the guidelines where they deem it appropriate. While options typically vest over a four-year period, options granted to certain executive officers may have shorter vesting periods, or may vest immediately.

HOW IS THE COMPANY'S CHIEF EXECUTIVE OFFICER COMPENSATED?

     As Chief Executive Officer, Mr. Cindrich was compensated during 1999 pursuant to an employment agreement initially entered into in August 1994. The agreement, which has been extended through December 2000, subject to earlier termination under certain circumstances, provides for an annual base salary of $224,000. Mr. Cindrich did not earn a bonus for 1999.

HOW IS THE COMPANY ADDRESSING INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION?

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's Chief Executive Officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. No executive of the Company receives compensation at a level that would invoke the provision of Section 162(m).

     The Board and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under
Section 162(m) does in fact do so.

MEMBERS OF THE COMPENSATION COMMITTEE:

        Joel Kanter
        Richard Martin
        Kenneth Davidson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Board's Compensation Committee is or has been an officer or employee of the Company.

EXECUTIVE COMPENSATION SUMMARY TABLE

     The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company who served in such capacities as of December 31, 1999 (the "named executive officers") for services rendered to the Company during each of the last three years.

                     EXECUTIVE COMPENSATION SUMMARY TABLE*

                                                                                         LONG TERM
                                                                                        COMPENSATION
                                                    ANNUAL COMPENSATION                    AWARDS
                                       ---------------------------------------------    ------------
                                                                           OTHER         SECURITIES
                                                                           ANNUAL        UNDERLYING
NAME AND PRINCIPAL POSITION            YEAR    SALARY($)    BONUS($)    COMPENSATION      OPTIONS
---------------------------            ----    ---------    --------    ------------    ------------
Nick Cindrich........................  1999    $224,000     $     0        *               75,500
  Chief Executive Officer              1998     200,000      50,000        *               44,500
                                       1997     186,924      84,500        *               48,000
Craig L. Smith.......................  1999    $173,600     $     0        *                    0
  President                            1998     155,000      31,000        *               37,000
                                       1997     155,000      52,390        *               42,000
Kenneth Ludwig, Jr. .................  1999    $135,000     $     0        *                    0
  Vice President -- Sales &            1998     125,000      18,750        *               30,000
  Marketing/Spine                      1997     125,000      31,688        *               30,000
Harry L. Zimmerman...................  1999    $133,200     $     0        *                    0
  Vice President -- Legal Affairs      1998     120,000      18,000        *               30,000
  and Investor Relations               1997     120,000      30,420        *               30,000
August Faske.........................  1999    $133,200     $     0        *                    0
  Vice President -- Finance;           1998     120,000      18,000        *               30,000
  Chief Financial Officer              1997     120,000      30,420        *               30,000

---------------

* Amounts totaling less than $50,000 have been omitted and there were no awards of restricted stock under long-term incentive plans made during the three-year period ending December 31, 1999.

OPTION GRANTS FOR FISCAL 1999

     The following table sets forth information with respect to option grants to the named executive officers during 1999 and the potential realizable value of such option grants:

     - The number of shares of common stock underlying options granted during the year;

     - The percentage that such options represent of all options granted to employees during the year;

     - The exercise price;

     - The expiration date; and

     - The hypothetical present value, as of the grant date, of the options under the option pricing model discussed below.

     The hypothetical value of the options as of their date of grant has been calculated below, using the Black-Scholes option pricing model, as permitted by the rules of the Securities and Exchange Commission, based upon a set of assumptions set forth in the footnote to the table. It should be noted that this model is only one method of valuing options, and the Company's use of the model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the Common Stock over the option exercise price at the time of exercise.

                           OPTION GRANTS DURING 1999

                                                  % OF TOTAL
                                                   OPTIONS                               HYPOTHETICAL
                                     NUMBER OF    GRANTED TO    EXERCISE                   VALUE AT
                                      OPTIONS    EMPLOYEES IN     PRICE     EXPIRATION      GRANT
NAME                                  GRANTED    FISCAL YEAR    ($/SHARE)    DATE(1)       DATE(2)
----                                 ---------   ------------   ---------   ----------   ------------
Nick Cindrich......................   75,000         68.3%        $1.90     11/30/2009     $44,817
Craig L. Smith.....................        0            0%           --             --          --
Kenneth Ludwig, Jr. ...............        0            0%           --             --          --
Harry L. Zimmerman.................        0            0%           --             --          --
August Faske.......................        0            0%           --             --          --

---------------

(1) The Compensation Committee, which administers the Company's stock option and incentive plans, has general authority to accelerate, extend or otherwise modify benefits under option grants in certain circumstances within overall plan limits, and, with the consent of the affected optionee, to change the exercise price to a price not less than 100% of the market value of the stock on the effective date of the amendment. The Committee has no current intention to exercise that authority with respect to these options.

(2) The estimated present value at grant date of options granted during 1999 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of 1 year; a risk-free interest rate of 6%, representing the interest rate on a U.S. Government zero-coupon bond on the date of grant with a maturity corresponding to the estimated time until exercise; a volatility rate of 65.0%; and a dividend yield of 0%. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

OPTION EXERCISES AND VALUES FOR 1999

     The table below sets forth the following information with respect to option exercises during 1999 by each of the named executive officers and the status of their options at December 31, 1999:

     - The number of shares of common stock acquired upon exercise of options during 1999;

     - The aggregate dollar value realized upon the exercise of such options;

     - The total number of exercisable and non-exercisable stock options held at December 31, 1999; and

     - The aggregate dollar value of in-the-money exercisable options at December 31, 1999.

                    AGGREGATED OPTION EXERCISES DURING 1999
                      AND OPTION VALUES ON DECEMBER, 1999

                                                     NUMBER OF SECURITIES UNDER-        VALUE OF UNEXERCISED
                                                    LYING UNEXERCISED OPTIONS AT    ACQUIRED IN-THE-MONEY OPTIONS
                                                          DECEMBER 31, 1999             DECEMBER 31, 1999(1)
                             SHARES       VALUE     ----------------------------    -----------------------------
                           ACQUIRED ON   REALIZED
                            EXERCISE       UPON
NAME                         OPTION      EXERCISE   EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                       -----------   --------   ------------   --------------   ------------   --------------
Nick Cindrich............      -0-         -0-        366,425          30,000         $ 68,843          $-0-
Craig L. Smith...........      -0-         -0-        399,389          25,000         $418,769          $-0-
Kenneth Ludwig, Jr. .....      -0-         -0-        298,090          20,000         $336,807          $-0-
Harry L. Zimmerman.......      -0-         -0-        305,025          20,000         $167,080          $-0-
August Faske.............      -0-         -0-        326,905          20,000         $390,991          $-0-

---------------

(1) Values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, fair market value is deemed to be $2.28, the closing common stock price reported on the Nasdaq National Market on December 31, 1999.

PERFORMANCE GRAPH

     The following chart shows a comparison of the cumulative total stockholder return among the Company, the NASDAQ CRSP Index and a peer group comprised of other small and micro-cap orthopedic companies (Arthrocare Corp., Biomet Inc., Bionx Implants, Inc., Exactech Inc., Interpore International, Inc., Orthologic Corp., Osteotech Inc., Stryker Corp., and Sulzer Medica):(1)

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

                              [PERFORMANCE GRAPH]

*TOTAL RETURN BASED ON $100 INITIAL INVESTMENT & REINVESTMENT OF DIVIDENDS

-------------------------------------------------------------------------------------------------------------
                                                 3/96         1996         1997         1998         1999
-------------------------------------------------------------------------------------------------------------
 Encore Medical                                  100         113.89        87.49        62.49        50.69
 Peer Group                                      100         117.22       147.20       151.48       168.75
 Nasdaq US                                       100         117.53       144.01       202.92       366.60

(1) The total return on investment (change in year end stock price plus reinvested dividends) assumes $100 invested on March 8, 1996 (the date of the IPO for the Company), in the Company, in the NASDAQ CRSP Index, and in each of the peer group companies.

ITEM 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Company has appointed PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2000. Services provided to the Company and its subsidiaries by PricewaterhouseCoopers LLP in 1999 included the examination of the Company's consolidated financial statements, limited reviews of quarterly reports, services related to filings with the Securities and Exchange Commission, and consultations on various tax and accounting matters.

     Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 2000. In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

                                 OTHER MATTERS

     As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. In the event that any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

     Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

                                            By order of the Board of Directors,

                                            /s/ HARRY L. ZIMMERMAN
                                            Harry L. Zimmerman
                                            Corporate Secretary

April 3, 2000

                          ENCORE(R) MEDICAL CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Nick Cindrich, Craig L. Smith, and Harry L. Zimmerman, and each of them, as proxies, with full power of substitution and resubstitution in each, and hereby authorizes them to represent and vote, as designated on the other side of this Proxy, all the shares of common stock of Encore Medical Corporation standing in the name of the undersigned with all powers that the undersigned would possess if present in person at the Annual Meeting of Stockholders of the Company to be held May 25, 2000, or any adjournment or postponement thereof. In their discretion, the proxies may vote upon such other business as may properly come before the meeting.

     The Board of Directors recommends a vote "FOR" Items 1 and 2.

Item 1. Election of Class III Directors

                              [ ] FOR                      [ ] WITHHELD FOR ALL

        Nominees: Nicholas Cindrich   Richard Martin, Ph.D.   Joel S. Kanter

        WITHHELD FOR: (WRITE THE NAME OF ANY NOMINEE FOR WHOM YOUR VOTE IS BEING WITHHELD IN THE SPACE PROVIDED BELOW.)

        ------------------------------------------------------------------------
        Election of Class I Director

                              [ ] FOR                      [ ] WITHHELD FOR ALL

        Nominee: Craig L. Smith, Ph.D.

        WITHHELD FOR: (WRITE THE NAME OF ANY NOMINEE FOR WHOM YOUR VOTE IS BEING WITHHELD IN THE SPACE PROVIDED BELOW.)

        ------------------------------------------------------------------------
        (Continued and to be marked, dated and signed, on the other side)

         THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BELOW BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1 AND ITEM 2.

         Item 2. Ratification of Appointment of Independent Public Accountants

                   [ ] FOR         [ ] AGAINST          [ ] ABSTAIN

         Please mark your votes as indicated in this example [X]

                                       Shareholder's
                                       Signature:




                                       ----------------------------------------



                                       ----------------------------------------

                                       Date:                             , 2000
                                            -----------------------------



                                           NOTE: Please sign as name appears
                                        hereon. Joint owners should each sign.
                                        When signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such. If a
                                        corporation, please sign full
                                        corporation name and sign authorized
                                        officer's name and indicate title. If a
                                        partnership, please sign in partnership
                                        name and sign authorized person's name
                                        and indicate title. The person or entity signing above hereby revokes all proxies heretofore given by such person or entity to vote at such meeting or any adjournment or postponement thereof.

THIS PROXY CARD MUST BE RETURNED BY THE CLOSE OF BUSINESS ON MAY 19, 2000, TO BE ELIGIBLE TO VOTE AT THE ANNUAL MEETING.